Supplemental Financial & Operating Data Second Quarter Ended June 30, 2026 Exhibit 99.2

2Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “targets,” “can,” “may,” “should,” “will,” “would,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements, which could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including inflation, interest rate changes and volatility, tariffs and trade barriers, supply chain disruptions, changes in consumer spending, consumer confidence levels, unemployment levels, governmental action (including significant layoffs or reductions in force among federal government employees or a prolonged U.S. federal government shutdown), and depressed real estate prices resulting from the severity and duration of any downturn or recession in the U.S. or global economy; our ability to successfully pursue and consummate transactions, including investments in, and acquisitions of, real estate and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our pending and completed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties and their affiliates that serve as guarantors of the lease payments, and the negative consequences any material adverse effect on their respective businesses could have on us; the possibility that any pending or future transactions may not be consummated on the terms or timeframes contemplated, or at all, including our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all, the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the receipt of, or delays in obtaining, governmental and regulatory approvals and consents required to consummate such transactions, or other delays or impediments to completing the transactions; the anticipated benefits of certain arrangements with certain tenants in connection with our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund strategy; our decision and ability to exercise our purchase rights under our put-call agreements, call agreements, right of first refusal agreements and right of first offer agreements; the credit risk of our tenants and borrowers in connection with the rental and other obligations owed to us under applicable leases, related guarantees, or loan agreements, including risks distinct to our lending activities with respect to development and construction loans for non-stabilized properties; our dependence on the gaming industry, which is characterized by, among other things, a high degree of competition, extensive regulation, and sensitivity to changes in consumer behavior and discretionary spending; our ability to pursue our business and growth strategies may be limited by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities, including developments relating to the regulation of emerging alternative platforms; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their respective lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to the lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness and ability to service, refinance (at attractive interest rates, or at all), and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the possibility that we identify significant environmental, tax, legal or other issues, including additional costs or liabilities, that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our pending and completed transactions; the impact of changes to tax laws and regulations, including U.S. federal income tax laws, state tax laws or global tax laws; the impact of changes in governmental or regulatory actions and initiatives; the possibility of adverse tax consequences as a result of our pending and completed transactions, including pursuant to tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending and completed transactions; our inability to maintain our qualification for taxation as a REIT; the impact of climate change, natural disasters or other severe weather events, war or conflict, geopolitical uncertainty, tariffs and trade barriers, public health conditions, uncertainty or civil unrest, violence or terrorist activities or threats on our properties, or in areas where our properties are located, or globally, and changes in economic conditions or heightened travel security, and any measures instituted in response to these events; the impact of reduced travel demand or increased costs of travel affecting visitation and operating performance at the properties operated by our tenants, particularly in destination markets such as Las Vegas; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; the risks related to us or our tenants not having adequate insurance to cover potential losses; the potential impact on the amount of our cash distributions if we determine to sell or divest any of our properties in the future or are unable to redeploy capital returned from investments at attractive rates, or at all; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time, including our reliance on distributions received from our subsidiaries, including VICI OP, to make such distributions to our stockholders; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Tenant, Borrower and Other Company Information The Company makes no representation as to the accuracy or completeness of the information regarding its tenants, including Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), Chelsea Piers in New York City (“Chelsea Piers”), Clairvest Group Inc. (“Clairvest”), Club Med SAS (“Club Med”), Cherokee Nation Entertainment, L.L.C. (“CNE”), the Eastern Band of Cherokee Indians (“EBCI”), Foundation Gaming and Entertainment LLC (“Foundation Gaming”), Golden Entertainment LLC (“Golden Entertainment”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), JACK Ohio LLC (“JACK Entertainment”), Lucky Strike Entertainment (“Lucky Strike”), MGM Resorts International (“MGM”), PENN Entertainment, Inc. (“PENN Entertainment”), an affiliate (“PURE Tenant”) of Indigenous Gaming Partners Inc. (“IGP”), and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”), borrowers and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the SEC. Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation may contain estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands, trademarks, service marks and logos (“Trademarks”) operated at our properties are Trademarks of their respective owners. Their use in this presentation does not imply a relationship or endorsement by the Trademark owners, nor does it suggest any affiliation with or sponsorship by VICI. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Any such Trademarks are used only to identify the products and services of their respective owners, and no sponsorship or endorsement on the part of VICI should be inferred from the use of the marks. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included on page 26 of this presentation. Financial Data Financial information provided herein is as of June 30, 2026 unless otherwise indicated. DISCLAIMERS

TABLE OF CONTENTS



Corporate Overview…………………………………………………………………………….. 4
Portfolio & Financial Highlights………………………………………………………………... 5
Consolidated Balance Sheets………………………………………………………………….. 6-7
Consolidated Statement of Operations……………………………………………………….. 8-9
Non-GAAP Financial Measures……………………………………………………………….. 10-11
Revenue Detail………………………………………………………………………………….. 12-13
Annualized Contractual Rent and Income from Loans…………………………………....... 14
2026 Guidance…………………………………………………………………………………... 15
Capitalization & Key Credit Metrics……………………………………………………………. 16
Debt Detail………………………………………………………………………………………. 17
Geographic Diversification…………………………………………………………………… 18
Summary of Current Lease Terms……………………………………………………………. 19-20
Recent Investment Activity……..……………………………………………………………… 21
Recent Capital Markets Activity……………………………….……………………………… 22
Gaming Embedded Growth Pipeline…………………………………………………………. 23
Other Experiential Embedded Growth Pipeline…..………………………………………… 24
Analyst Coverage……………………………………………………………………………….. 25
Definitions of Non-GAAP Financial Measures……………………………………………... 26

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

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4Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA CORPORATE OVERVIEW VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality, wellness, entertainment and leisure destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties owns 103 experiential assets across a geographically diverse portfolio consisting of 63 gaming properties and 40 other experiential properties across the United States and Canada. The portfolio is comprised of approximately 130 million square feet and features approximately 66,000 hotel rooms and over 700 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry-leading gaming, leisure and hospitality operators under long- term, triple-net lease agreements. VICI Properties has a growing array of real estate and financing partnerships with leading developers and operators in other experiential sectors, including Cabot, Cain, Canyon Ranch, Chelsea Piers, Club Med, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. VICI Properties also owns four championship golf courses and approximately 33 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to create the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com. Senior Management Board of Directors Contact Information Edward Pitoniak Chief Executive Officer & Director John Payne President & Chief Operating Officer David Kieske Executive Vice President, Chief Financial Officer & Treasurer Samantha Gallagher Executive Vice President, General Counsel & Secretary Jeremy Waxman Chief Accounting Officer Erin Ferreri Senior Vice President, Finance Moira McCloskey Senior Vice President, Capital Markets Gabriel Wasserman Managing Director, Business Development & V.E.C.S. James Abrahamson* Director, Chairman of the Board Diana Cantor* Director, Audit Committee Chair Monica Douglas* Director Elizabeth Holland* Director, Nominating & Governance Committee Chair Craig Macnab* Director, Compensation Committee Chair Edward Pitoniak Director, Chief Executive Officer Michael Rumbolz* Director Note: * Denotes independent director Corporate Headquarters – VICI Properties Inc. 535 Madison Avenue New York, New York 10022 (646) 949-4631 Public Markets Detail Ticker: VICI Exchange: NYSE Transfer Agent – Computershare 7530 Lucerne Drive, Suite 305 Cleveland, OH 44130 (800) 962‐4284 www.computershare.com Website www.viciproperties.com LinkedIn www.linkedin.com/company/vici-properties-inc Investor Relations investors@viciproperties.com

PORTFOLIO & FINANCIAL HIGHLIGHTS

($ amounts in thousands, except share, per share, portfolio and property data)

Portfolio Highlights

63 Gaming Properties
40 Other Experiential Properties
4 Golf Courses

16 Tenants with **77%** of Rent from Publicly Traded Tenants

26 States, **1** U.S. Territory, & **1** Canadian Province

~33 Acres of Undeveloped and Underdeveloped Land around the Las Vegas Strip

39.6 Year Weighted Average Lease Term as of June 30, 2026(1)

100% Occupancy Rate

Financial Highlights as of June 30, 2026

	Three Months Ended			
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sept. 30, 2025
Net Income Per Common Share				
Basic	$0.48	$0.82	$0.57	$0.71
Diluted	$0.48	$0.82	$0.57	$0.71
Funds From Operations Per Common Share				
Basic	$0.48	$0.82	$0.57	$0.71
Diluted	$0.48	$0.82	$0.57	$0.71
Adjusted Funds From Operations Per Common Share				
Basic	$0.62	$0.61	$0.60	$0.60
Diluted	$0.62	$0.61	$0.60	$0.60
Net Income Attributable to Common Stockholders	$526,521	$872,390	$604,767	$762,040
Adjusted EBITDA Attributable to Common Stockholders	$869,502	$838,226	$828,752	$825,582
Annualized Dividend Per Share	$1.80	$1.80	$1.80	$1.80
Dividend Yield at Period End	6.8%	6.6%	6.4%	5.5%

Summary Capitalization

Common Shares Outstanding	1,101,074,906
Third-Party Partnership Units Outstanding	13,054,659
Share Price	$26.55
Equity Market Capitalization	**$29,580,140**
Total Debt	$17,218,422
Cash & Cash Equivalents	$288,063
Total Enterprise Value	**$46,510,499**
LQA Net Leverage Ratio(2)	4.9x

Credit Ratings

Moody's	S&P	Fitch
Baa3 / Stable Outlook	BBB- / Stable Outlook	BBB- / Stable Outlook

Note: Refer to "Non-GAAP Financial Measures" on pages 10-11 of this presentation for reconciliations and "Definitions of Non-GAAP Financial Measures" on page 26 of this presentation
(1) Inclusive of all tenant renewal options based on contractual rent. (2) Defined as Total Debt less Cash and Cash Equivalents divided by last quarter annualized ("LQA") Adjusted EBITDA.

VICI
Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA
5

6Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA June 30, 2026 December 31, 2025 Assets Real estate portfolio: Investments in leases - sales-type, net 24,577,355$ 23,706,563$ Investments in leases - financing receivables, net 19,280,057 18,697,133 Investments in loans and securities, net 2,917,311 2,525,457 Real estate under development 23,272 — Land 148,002 148,002 Cash and cash equivalents 288,063 563,479 Short-term investments — 44,484 Other assets 1,037,160 1,039,050 Total assets 48,271,220$ 46,724,168$ Liabilities Debt, net 16,931,155$ 16,773,241$ Accrued expenses and deferred revenue 220,415 238,715 Dividends and distributions payable 500,755 486,259 Other liabilities 1,016,184 1,003,366 Total liabilities 18,668,509 18,501,581 Stockholders' equity 11,011 10,688 — — Additional paid-in capital 25,854,906 24,898,868 Accumulated other comprehensive income 115,412 121,031 Retained earnings 3,189,420 2,767,053 Total VICI stockholders' equity 29,170,749 27,797,640 Non-controlling interests 431,962 424,947 Total stockholders' equity 29,602,711 28,222,587 Total liabilities and stockholders' equity 48,271,220$ 46,724,168$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 1,101,074,906 and 1,068,811,371 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at June 30, 2026 and December 31, 2025 CONSOLIDATED BALANCE SHEETS ($ amounts in thousands, except share and per share data)

CONSOLIDATED BALANCE SHEETS – QUARTERLY

($ amounts in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 24,577,355	$ 23,897,827	$ 23,706,563	$ 23,763,616
Investments in leases - financing receivables, net	19,280,057	18,806,242	18,697,133	18,640,073
Investments in loans and securities, net	2,917,311	2,710,021	2,525,457	2,432,999
Real estate under development	23,272	—	—	—
Land	148,002	148,002	148,002	149,717
Cash and cash equivalents	288,063	480,206	563,479	507,503
Short-term investments	—	—	44,484	—
Other assets	1,037,160	1,047,376	1,039,050	1,041,932
Total assets	**$ 48,271,220**	**$ 47,089,674**	**$ 46,724,168**	**$ 46,535,840**
Liabilities				
Debt, net	$ 16,931,155	$ 16,787,100	$ 16,773,241	$ 16,762,660
Accrued expenses and deferred revenue	220,415	173,509	238,715	182,651
Dividends and distributions payable	500,755	486,316	486,259	486,258
Other liabilities	1,016,184	1,023,887	1,003,366	1,006,993
Total liabilities	**18,668,509**	**18,470,812**	**18,501,581**	**18,438,562**
Stockholders' equity				
Common stock	11,011	10,690	10,688	10,688
Preferred stock	—	—	—	—
Additional paid-in capital	25,854,906	24,900,713	24,898,868	24,894,452
Accumulated other comprehensive income	115,412	118,852	121,031	125,198
Retained earnings	3,189,420	3,158,398	2,767,053	2,643,251
Total VICI stockholders' equity	29,170,749	28,188,653	27,797,640	27,673,589
Non-controlling interests	431,962	430,209	424,947	423,689
Total stockholders' equity	29,602,711	28,618,862	28,222,587	28,097,278
Total liabilities and stockholders' equity	**$ 48,271,220**	**$ 47,089,674**	**$ 46,724,168**	**$ 46,535,840**

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

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CONSOLIDATED STATEMENT OF OPERATIONS

($ amounts in thousands, except share and per share data)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Revenues				
Income from sales-type leases	$ 549,202	$ 530,348	$ 1,085,919	$ 1,058,952
Income from lease financing receivables, loans and securities	478,395	440,260	930,348	866,740
Other income	18,915	19,536	37,814	39,049
Golf revenues	11,993	11,190	22,945	20,797
Total revenues	1,058,505	1,001,334	2,077,026	1,985,538
Expenses				
General and administrative	15,429	14,561	31,405	29,421
Depreciation	998	741	1,965	1,737
Other expenses	18,915	19,536	37,814	39,049
Golf expenses	7,395	6,619	13,864	12,971
Change in allowance for credit losses[1]	271,059	(142,001)	152,284	44,956
Transaction and acquisition expenses	1,815	7,434	1,982	7,479
Total expenses	315,611	(93,110)	239,314	135,613
Interest expense	(209,927)	(213,797)	(419,289)	(423,048)
Interest income	2,228	2,293	6,721	5,990
Other (losses) gains	(345)	992	(366)	874
Income before income taxes	534,850	883,932	1,424,778	1,433,741
Benefit from (provision for) income taxes	461	(5,564)	(3,513)	(3,108)
Net income	535,311	878,368	1,421,265	1,430,633
Less: Net income attributable to non-controlling interests	(8,790)	(13,289)	(22,354)	(21,947)
Net income attributable to common stockholders	$ 526,521	$ 865,079	$ 1,398,911	$ 1,408,686
Net income per common share				
Basic	$ 0.48	$ 0.82	$ 1.30	$ 1.33
Diluted	$ 0.48	$ 0.82	$ 1.30	$ 1.33
Weighted average number of shares of common stock outstanding				
Basic	1,090,197,080	1,056,222,836	1,079,358,468	1,056,118,206
Diluted	1,090,236,611	1,057,270,580	1,079,442,313	1,056,852,269
Impact to net income related to non-cash change in allowance for credit losses - CECL[1]	**$ (271,059)**	**$ 142,001**	**$ (152,284)**	**$ (44,956)**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.25)	$ 0.13	$ (0.14)	$ (0.04)
Diluted	$ (0.25)	$ 0.13	$ (0.14)	$ (0.04)

(1) Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 ("Q2 2026 Form 10-Q").

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

8

CONSOLIDATED STATEMENT OF OPERATIONS – QUARTERLY

($ amounts in thousands, except share and per share data)

	Three Months Ended			
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenues				
Income from sales-type leases	$ 549,202	$ 536,717	$ 534,650	$ 531,765
Income from lease financing receivables, loans and securities	478,395	451,953	448,768	447,986
Other income	18,915	18,899	18,883	19,547
Golf revenues	11,993	10,952	10,789	8,190
Total revenues	1,058,505	1,018,521	1,013,090	1,007,488
Expenses				
General and administrative	15,429	15,976	19,317	16,344
Depreciation	998	967	963	937
Other expenses	18,915	18,899	18,883	19,547
Golf expenses	7,395	6,469	6,994	6,765
Change in allowance for credit losses[(1)]	271,059	(118,775)	153,084	(20,153)
Transaction and acquisition expenses	1,815	167	241	9
Total expenses	315,611	(76,297)	199,482	23,449
Interest expense	(209,927)	(209,362)	(210,233)	(210,333)
Interest income	2,228	4,493	4,492	3,881
Other (losses) gains	(345)	(21)	1,866	(82)
Income before income taxes	534,850	889,928	609,733	777,505
Benefit from (provision for) income taxes	461	(3,974)	4,558	(3,885)
Net income	535,311	885,954	614,291	773,620
Less: Net income attributable to non-controlling interests	(8,790)	(13,564)	(9,524)	(11,580)
Net income attributable to common stockholders	$ 526,521	$ 872,390	$ 604,767	$ 762,040
Net income per common share				
Basic	$ 0.48	$ 0.82	$ 0.57	$ 0.71
Diluted	$ 0.48	$ 0.82	$ 0.57	$ 0.71
Weighted average number of shares of common stock outstanding				
Basic	1,090,197,080	1,068,399,427	1,068,343,727	1,067,253,644
Diluted	1,090,236,611	1,068,527,584	1,068,506,481	1,068,369,218
Impact to net income related to non-cash change in allowance for credit losses - CECL[(1)]	**$ (271,059)**	**$ 118,775**	**$ (153,084)**	**$ 20,153**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.25)	$ 0.11	$ (0.14)	$ 0.02
Diluted	$ (0.25)	$ 0.11	$ (0.14)	$ 0.02

(1) Refer to Note 5 – Allowance for Credit Losses within our Q2 2026 Form 10-Q.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

9

10Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Net income attributable to common stockholders 526,521$ 865,079$ 1,398,911$ 1,408,686$ Real estate depreciation — — — — Funds From Operations (FFO) attributable to common stockholders 526,521 865,079 1,398,911 1,408,686 Non-cash leasing and financing adjustments (139,145) (130,022) (269,177) (262,069) Non-cash change in allowance for credit losses 271,059 (142,001) 152,284 44,956 Non-cash stock-based compensation 4,609 4,439 8,734 7,343 Transaction and acquisition expenses 1,815 7,434 1,982 7,479 Amortization of debt issuance costs and original issue discount 17,406 18,743 34,689 37,514 Capitalized interest on real estate under development (56) — (56) — Other depreciation 866 611 1,702 1,478 Capital expenditures (131) (618) (760) (750) Other losses (gains) 345 (992) 366 (874) Deferred income tax (benefit) provision (2,096) 4,048 10 72 Non-cash adjustments attributable to non-controlling interests (1,557) 3,457 1,858 2,325 Adjusted Funds From Operations (AFFO) attributable to common stockholders 679,636 630,178 1,330,543 1,246,160 Interest expense, net 190,349 192,761 377,935 379,544 Current income tax expense 1,635 1,516 3,503 3,036 Adjustments attributable to non-controlling interests (2,118) (2,216) (4,253) (4,365) Adjusted EBITDA attributable to common stockholders 869,502$ 822,239$ 1,707,728$ 1,624,375$ Net income per common share Basic 0.48$ 0.82$ 1.30$ 1.33$ Diluted 0.48$ 0.82$ 1.30$ 1.33$ FFO per common share Basic 0.48$ 0.82$ 1.30$ 1.33$ Diluted 0.48$ 0.82$ 1.30$ 1.33$ AFFO per common share Basic 0.62$ 0.60$ 1.23$ 1.18$ Diluted 0.62$ 0.60$ 1.23$ 1.18$ Weighted average number of shares of common stock outstanding Basic 1,090,197,080 1,056,222,836 1,079,358,468 1,056,118,206 Diluted 1,090,236,611 1,057,270,580 1,079,442,313 1,056,852,269 NON-GAAP FINANCIAL MEASURES ($ amounts in thousands, except share and per share data)

11Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Net income attributable to common stockholders 526,521$ 872,390$ 604,767$ 762,040$ Real estate depreciation — — — — Funds From Operations (FFO) attributable to common stockholders 526,521 872,390 604,767 762,040 Non-cash leasing and financing adjustments (139,145) (130,032) (130,947) (131,171) Non-cash change in allowance for credit losses 271,059 (118,775) 153,084 (20,153) Non-cash stock-based compensation 4,609 4,125 4,437 4,415 Transaction and acquisition expenses 1,815 167 241 9 Amortization of debt issuance costs and original issue discount 17,406 17,283 17,428 17,395 Capitalized interest on real estate under development (56) — — — Other depreciation 866 836 831 806 Capital expenditures (131) (629) (299) (189) Other losses (gains) 345 21 (1,866) 82 Deferred income tax (benefit) provision (2,096) 2,106 (4,591) 2,776 Non-cash adjustments attributable to non-controlling interests (1,557) 3,415 (558) 1,559 Adjusted Funds From Operations (AFFO) attributable to common stockholders 679,636 650,907 642,527 637,569 Interest expense, net 190,349 187,586 188,313 189,057 Current income tax expense 1,635 1,868 33 1,109 Adjustments attributable to non-controlling interests (2,118) (2,135) (2,121) (2,153) Adjusted EBITDA attributable to common stockholders 869,502$ 838,226$ 828,752$ 825,582$ Net income per common share Basic 0.48$ 0.82$ 0.57$ 0.71$ Diluted 0.48$ 0.82$ 0.57$ 0.71$ FFO per common share Basic 0.48$ 0.82$ 0.57$ 0.71$ Diluted 0.48$ 0.82$ 0.57$ 0.71$ AFFO per common share Basic 0.62$ 0.61$ 0.60$ 0.60$ Diluted 0.62$ 0.61$ 0.60$ 0.60$ Weighted average number of shares of common stock outstanding Basic 1,090,197,080 1,068,399,427 1,068,343,727 1,067,253,644 Diluted 1,090,236,611 1,068,527,584 1,068,506,481 1,068,369,218 Three Months Ended NON-GAAP FINANCIAL MEASURES – QUARTERLY ($ amounts in thousands, except share and per share data)

REVENUE DETAIL

($ amounts in thousands)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Contractual income from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$ 140,534	$ 137,689	$ 281,068	$ 275,378
Caesars Las Vegas Master Lease	126,419	123,855	252,838	247,710
MGM Grand/Mandalay Bay Master Lease	82,210	80,598	163,345	160,142
The Venetian Resort Las Vegas Lease	77,175	75,545	153,264	149,764
PENN Master Lease[1]	20,244	19,997	40,421	39,910
Century Master Lease (excluding Century Canadian Portfolio)	12,677	12,321	25,354	24,642
Hard Rock Cincinnati Lease	12,192	11,864	24,384	23,728
Clairvest Northfield Park Lease	10,474	—	10,474	—
EBCI Southern Indiana Lease	8,624	8,496	17,248	16,992
PURE Master Lease	222	—	222	—
Income from sales-type leases non-cash adjustment[2]	58,431	59,983	117,301	120,686
Income from sales-type leases	**549,202**	**530,348**	**1,085,919**	**1,058,952**
Contractual income from lease financing receivables				
MGM Master Lease	185,779	192,405	379,449	382,278
Harrah's NOLA, AC, and Laughlin[3]	44,603	43,683	89,206	87,366
Hard Rock Mirage Lease	23,877	23,409	47,754	46,818
JACK Entertainment Master Lease	18,490	18,039	36,830	35,989
Golden Entertainment Master Lease	14,500	—	14,500	—
CNE Gold Strike Lease	10,754	10,543	21,366	20,947
Lucky Strike Master Lease	8,300	8,098	16,600	16,196
Foundation Gaming Master Lease	6,354	6,184	12,708	12,368
Chelsea Piers Lease	6,075	6,000	12,150	12,000
PURE Master Lease	4,118	4,029	8,244	7,899
Century Canadian Portfolio[4]	3,252	3,181	6,534	6,250
Income from lease financing receivables non-cash adjustment[2]	80,743	70,039	151,944	141,437
Income from lease financing receivables	**406,845**	**385,610**	**797,285**	**769,548**
Contractual interest income				
Senior secured notes	2,565	2,411	4,936	4,820
Senior secured loans	25,275	21,447	49,017	36,304
Mezzanine loans & preferred equity	43,912	31,034	79,502	56,364
Income from loans non-cash adjustment[2]	(202)	(242)	(392)	(296)
Income from loans and securities	**71,550**	**54,650**	**133,063**	**97,192**
Income from lease financing receivables, loans and securities	**478,395**	**440,260**	**930,348**	**866,740**
Other income	18,915	19,536	37,814	39,049
Golf revenues	11,993	11,190	22,945	20,797
Total revenues	**$ 1,058,505**	**$ 1,001,334**	**$ 2,077,026**	**$ 1,985,538**

(1) On December 4, 2025, VICI combined the individual leases with PENN Entertainment (the PENN Greektown Lease and the PENN Margaritaville Lease) into one master lease for both properties (the "PENN Master Lease"). There was no change to the aggregate amount of rent collected by VICI. (2) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP. (3) Assets are part of the Caesars Regional Master Lease. (4) Assets are part of the Century Master Lease.

VICI Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA 12

REVENUE DETAIL – QUARTERLY

($ amounts in thousands)

	Three Months Ended			
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Contractual income from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$ 140,534	$ 140,534	$ 139,586	$ 137,689
Caesars Las Vegas Master Lease	126,419	126,419	125,564	123,855
MGM Grand/Mandalay Bay Master Lease	82,210	81,135	80,598	80,598
The Venetian Resort Las Vegas Lease	77,175	76,089	75,545	75,545
PENN Master Lease[1]	20,244	20,177	20,178	20,178
Century Master Lease (excluding Century Canadian Portfolio)	12,677	12,677	12,321	12,321
Hard Rock Cincinnati Lease	12,192	12,192	12,192	11,864
Clairvest Northfield Park Lease	10,474	—	—	—
EBCI Southern Indiana Lease	8,624	8,624	8,624	8,538
PURE Master Lease	222	—	—	—
Income from sales-type leases non-cash adjustment[2]	58,431	58,870	60,042	61,177
Income from sales-type leases	**549,202**	**536,717**	**534,650**	**531,765**
Contractual income from lease financing receivables				
MGM Master Lease	185,779	193,670	193,670	193,671
Harrah's NOLA, AC, and Laughlin[3]	44,603	44,603	44,296	43,683
Hard Rock Mirage Lease	23,877	23,877	23,409	23,409
JACK Entertainment Master Lease	18,490	18,340	18,039	18,039
Golden Entertainment Master Lease	14,500	—	—	—
CNE Gold Strike Lease	10,754	10,612	10,612	10,612
Lucky Strike Master Lease	8,300	8,300	8,232	8,098
Foundation Gaming Master Lease	6,354	6,354	6,184	6,184
Chelsea Piers Lease	6,075	6,075	6,000	6,000
PURE Master Lease	4,118	4,126	3,998	4,047
Century Canadian Portfolio[4]	3,252	3,282	3,157	3,197
Income from lease financing receivables non-cash adjustment[2]	80,743	71,201	70,944	70,070
Income from lease financing receivables	**406,845**	**390,440**	**388,541**	**387,010**
Contractual interest income				
Senior secured notes	2,565	2,371	2,384	2,398
Senior secured loans	25,275	23,742	22,564	22,907
Mezzanine loans & preferred equity	43,912	35,590	35,497	35,887
Income from loans non-cash adjustment[2]	(202)	(190)	(218)	(216)
Income from loans and securities	**71,550**	**61,513**	**60,227**	**60,976**
Income from lease financing receivables, loans and securities	**478,395**	**451,953**	**448,768**	**447,986**
Other income	18,915	18,899	18,883	19,547
Golf revenues	11,993	10,952	10,789	8,190
Total revenues	**$ 1,058,505**	**$ 1,018,521**	**$ 1,013,090**	**$ 1,007,488**

(1) Reflects combined PENN Master Lease, described further on page 12. (2) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP. (3) Assets are part of the Caesars Regional Master Lease. (4) Assets are part of the Century Master Lease.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

13

ANNUALIZED CONTRACTUAL RENT AND INCOME FROM LOANS

($ amounts in millions USD)

	Assets Per Lease	Tenant	Annualized Rent as of July 2026
Real Estate Portfolio			
Caesars Regional Master Lease & Joliet Lease	16	Caesars Entertainment	$740.5
MGM Master Lease	10	MGM Resorts International	736.2
Caesars Las Vegas Master Lease	2	Caesars Entertainment	505.7
MGM Grand/Mandalay Bay Master Lease	2	MGM Resorts International	328.8
The Venetian Resort Las Vegas Lease	1	Venetian Las Vegas Tenant	308.7
Hard Rock Mirage Lease	1	Hard Rock Entertainment	95.5
Golden Entertainment Master Lease	7	Golden Entertainment	87.0
PENN Master Lease	2	PENN Entertainment	81.5
JACK Entertainment Master Lease	2	JACK Entertainment	74.0
Century Master Lease(1)	8	Century Casinos	63.4
Clairvest Northfield Park Lease	1	Clairvest	54.0
Hard Rock Cincinnati Lease	1	Hard Rock Entertainment	48.8
CNE Gold Strike Lease	1	Cherokee Nation Entertainment	43.3
EBCI Southern Indiana Lease	1	Eastern Band of Cherokee Indians	34.5
Lucky Strike Master Lease	38	Lucky Strike Entertainment	33.2
PURE Master Lease(1)	6	PURE Tenant	27.4
Foundation Gaming Master Lease	2	Foundation Gaming	25.4
Chelsea Piers Lease	1	Chelsea Piers	24.3
Real Estate Under Development			
Club Med St. Croix Lease	1	Club Med	-
Total	**103**		**$3,312.2**

Partnerships with 16 Tenants



Caesars	38%
MGM	32%
Venetian	9%
Hard Rock	4%
Golden Entertainment	3%
PENN	2%
JACK	2%
Century Casinos(1)	2%
Clairvest	2%
Cherokee Nation	1%
EBCI	1%
Lucky Strike	1%
PURE(1)	1%
Foundation	1%
Chelsea Piers	1%
Club Med	-

	As of June 30, 2026				
	Total Commitments	Principal Balance	Years to Maturity(2)	Blended Interest Rate	Annualized Income
Annualized Contractual Income from Loans and Securities					
Senior Secured Notes	$81.8	$81.8	4.8	11.0%	$9.0
Senior Secured Loans	1,511.7	1,226.9	2.8	8.3%	102.2
Mezzanine Loans & Preferred Equity	2,618.0	1,721.7	2.8	10.1%	174.5
Total / Weighted Average	**$4,211.5**	**$3,030.4**	**2.8**	**9.4%**	**$285.7**
Total Annualized Contractual Rent and Income from Loans and Securities					**$3,597.9**

(1) Includes rent or a portion of rent collected in CAD, assuming an exchange rate of C$1:00:US$0.70 as of June 30, 2026. (2) Based on next maturity, not inclusive of applicable extension options.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

14

15Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA 2026 Guidance Updated Guidance Prior Guidance For the Year Ending December 31, 2026: Low High Low High Estimated Adjusted Funds From Operations (AFFO) $2,675.0 $2,695.0 $2,665.0 $2,695.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $2.45 $2.47 $2.44 $2.47 Estimated Weighted Average Common Share Count at Year End 1,090.3 1,090.3 1,090.7 1,090.7 2026 GUIDANCE ($ and share amounts in millions, except per share data) The Company is updating AFFO guidance for the full year 2026. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. In reliance on the exemption provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2026 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and as disclosed in the Company’s historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures” on page 26 of this presentation. The Company estimates AFFO for the year ending December 31, 2026 will be between $2,675 million and $2,695 million, or between $2.45 and $2.47 per diluted common share. Guidance does not include the impact on operating results from any pending acquisitions without announced expected closing dates, possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s full-year 2026 guidance: VICI partnership units held by third parties are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

CAPITALIZATION & KEY CREDIT METRICS – AS OF JUNE 30, 2026

($ amounts in thousands, except share and per share data)

Capitalization	
Common Shares Outstanding	1,101,074,906
Third-Party Partnership Units Outstanding[(1)]	13,054,659
Share Price	$26.55
Equity Market Capitalization	**$29,580,140**
Revolving Credit Facility[(2)]	268,422
Senior Unsecured Notes	13,950,000
CMBS Debt	3,000,000
Total Debt	**$17,218,422**
Total Market Capitalization	**$46,798,562**
Less: Cash & Cash Equivalents	288,063
Total Enterprise Value	**$46,510,499**

Total Liquidity	
Revolving Credit Facility Capacity	$2,231,578
Cash & Cash Equivalents	288,063
Total Liquidity	**$2,519,641**

Investment Grade Bond Covenants	Thresholds	Actuals
Total Net Debt to Adjusted Total Assets	< 60%	34%
Senior Secured Net Debt to Adjusted Total Assets	< 40%	6%
Interest Coverage Ratio	> 1.5x	4.1x
Total Unencumbered Assets to Unsecured Debt	> 150%	319%

VICI Issuer Credit Ratings
Moody's: Baa3 / Stable Outlook
S&P: BBB- / Stable Outlook
Fitch: BBB- / Stable Outlook

Q2'26 LQA Net Leverage	
Q2'26 Adj. EBITDA[(3)]	$869,502
Annualized Q2'26 Adj. EBITDA	3,478,008
Net Debt	16,930,359
LQA Net Leverage Ratio	**4.9x**

(1) MGM and Lucky Strike hold third-party partnership units, which may be redeemed for cash or, at VICI's election, shares of common stock. (2) Revolver draws denominated in CAD and GBP, shown here in USD, based on applicable exchange rates as of quarter end. (3) See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations, and "Definitions of Non-GAAP Financial Measures" on page 26 of this presentation.

VICI
Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA
16

DEBT DETAIL

($ amounts in thousands USD)

Refer to Note 7 – Debt and Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for additional detail.

				As of June 30, 2026		
Debt	**Maturity Date**	**Coupon Rate**	**Effective Rate**	**Face Value**	**% of Total Debt**	**Carrying Value (GAAP)**
***Senior Unsecured Debt*[1]**						
$2.5Bn Revolving Credit Facility						
Borrowings in USD	2/3/2030[2]	SOFR+0.85%	4.502%[3]	-	-	-
Borrowings in CAD	2/3/2030[2]	CORRA+0.85%	3.130%[3]	$246,540	*1.4%*	$246,540
Borrowings in GBP	2/3/2030[2]	SONIA+0.85%	4.582%[3]	$21,882	*0.1%*	$21,882
4.500% Notes due 2026[4]	9/1/2026	4.500%	4.500%	$500,000	*2.9%*	$499,147
4.250% Notes due 2026	12/1/2026	4.250%	4.250%	$1,250,000	*7.3%*	$1,248,811
5.750% Notes due 2027[4]	2/1/2027	5.750%	5.750%	$750,000	*4.4%*	$751,282
3.750% Notes due 2027	2/15/2027	3.750%	3.750%	$750,000	*4.4%*	$748,952
4.500% Notes due 2028[4]	1/15/2028	4.500%	4.500%	$350,000	*2.0%*	$346,035
4.750% Notes due 2028	2/15/2028	4.750%	4.516%[5]	$1,250,000	*7.3%*	$1,245,894
4.750% Notes due 2028	4/1/2028	4.750%	4.750%	$400,000	*2.3%*	$397,674
3.875% Notes due 2029[4]	2/15/2029	3.875%	3.875%	$750,000	*4.4%*	$719,560
4.625% Notes due 2029	12/1/2029	4.625%	4.625%	$1,000,000	*5.8%*	$994,532
4.950% Notes due 2030	2/15/2030	4.950%	4.541%[5]	$1,000,000	*5.8%*	$993,684
4.125% Notes due 2030	8/15/2030	4.125%	4.125%	$1,000,000	*5.8%*	$993,847
5.125% Notes due 2031	11/15/2031	5.125%	4.969%[5]	$750,000	*4.4%*	$742,523
5.125% Notes due 2032	5/15/2032	5.125%	3.980%[5]	$1,500,000	*8.7%*	$1,487,941
5.750% Notes due 2034	4/1/2034	5.750%	5.689%[5]	$550,000	*3.2%*	$542,441
5.625% Notes due 2035	4/1/2035	5.625%	5.601%[5]	$900,000	*5.2%*	$886,192
5.625% Notes due 2052	5/15/2052	5.625%	5.625%	$750,000	*4.4%*	$737,089
6.125% Notes due 2054	4/1/2054	6.125%	6.125%	$500,000	*2.9%*	$486,143
Total Unsecured Debt	-	-	-	**$14,218,422**	**82.6%**	**$14,090,169**
CMBS Debt	3/5/2032	3.558%	3.558%	$3,000,000	17.4%	$2,840,986
Weighted Average / Total		**4.60%**	**4.45%[5]**	**$17,218,422**	**100.0%**	**$16,931,155**
Fixed Rate Debt Outstanding				*98.4%*		
Weighted Average Years to Maturity				*5.5 Years*		

(1) Holders of the senior notes, as well as the trustee, administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. (2) Shown inclusive of applicable extension options. (3) Based on applicable benchmark rates as of June 30, 2026. (4) Issued in exchange for senior notes originally issued by MGM Growth Properties Operating Partnership LP ("MGP OP"). Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $63.6 million in the aggregate. (5) Represents the contractual interest rates adjusted to account for the impact of forward-starting interest rate swaps and treasury locks.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

17

18Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA GEOGRAPHIC DIVERSIFICATION (1) Based on annualized contractual rent as of July 1, 2026. Diversified Portfolio: 26 States, 1 U.S. Territory, and 1 Canadian Province Gaming: 15 States and 1 Canadian Province (52% Regional, 47% Las Vegas Strip, 1% International)(1) Other Experiential: 17 States (6 of Which Also Include Gaming) & 1 U.S. Territory Alberta, Canada Gaming Other Experiential St. Croix, USVI

SUMMARY OF CURRENT LEASE TERMS

For additional information, please reference our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Lease	Tenant	Annual Cash Rent as of July 2026 ($mm)	Current Lease Year	Annual Escalator	Term
Caesars Regional Master Lease and Joliet Lease	Caesars Entertainment	$740.5[1]	Lease Year 9 11/1/25 – 10/31/26	>2% / change in CPI[2]	18-year initial term with four 5-year renewal options
MGM Master Lease	MGM Resorts International	736.2	Lease Year 5 5/1/26 – 4/30/27	2% in years 2-10; >2% / change in CPI thereafter (capped at 3%)	25-year initial term with three 10-year renewal options
Caesars Las Vegas Master Lease	Caesars Entertainment	505.7	Lease Year 9 11/1/25 – 10/31/26	>2% / change in CPI[2][3]	18-year initial term with four 5-year renewal options
MGM Grand / Mandalay Bay Master Lease	MGM Resorts International	328.8	Lease Year 7 3/1/26 – 2/28/27	2% in years 2-15; >2% / change in CPI thereafter (capped at 3%)	30-year initial term with two 10-year renewal options
The Venetian Resort Las Vegas Lease	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.	308.7	Lease Year 5 3/1/26 – 2/28/27	>2% / change in CPI (capped at 3%)	30-year initial term with two 10-year renewal options
Hard Rock Mirage Lease	Hard Rock Entertainment	95.5	Lease Year 4 1/1/26 – 12/31/26	2% in years 2-10; >2% / change in CPI thereafter (capped at 3%)	25-year initial term with three 10-year renewal options
Golden Entertainment Master Lease	Golden Entertainment	87.0	Lease Year 1 5/1/26 – 4/30/27	2% starting in year 3	30-year initial term with four 5-year renewal options
PENN Master Lease	PENN Entertainment	81.5	Lease Year 8 6/1/26 – 5/31/27	Up to 1% in years 9-15 subject to a Minimum Ratio[4]	15-year initial term with four 5-year renewal options
JACK Entertainment Master Lease	JACK Entertainment	74.0	Lease Year 7 2/1/26 – 1/31/27	>1.5% / change in CPI (capped at 2.5%)	20-year initial term with three 5-year renewal options

(1) Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, current annual cash rent is $730.9 million. (2) The Caesars Master Leases are each subject to a variable rent component in Lease Years 11 and 16. (3) Annual rent escalation does not apply to $35 million of annual rent attributable to the Octavius Tower at Caesars Palace. (4) The PENN Master Lease escalated at 1% on June 1, 2026 and will escalate at 1% if the minimum net revenue to rent ratio (the "Minimum Ratio") is achieved thereafter.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

19

SUMMARY OF CURRENT LEASE TERMS (CONT.)

For additional information, please reference our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Lease	Tenant	Annual Cash Rent as of July 2026 ($mm)	Current Lease Year	Annual Escalator	Term
Century Master Lease	Century Casinos	$63.4(1)(2)	Lease Year 7 1/1/26 – 12/31/26	>1.25% / change in CPI (Century Canada escalation based on Canadian CPI and capped at 2.5%)	24-year term with three 5-year renewal options
Clairvest Northfield Park Lease	An affiliate of funds managed by Clairvest	54.0	Lease Year 1 5/1/26 – 4/30/27	2% in years 2-6; >2% / change in CPI thereafter (capped at 3%)	25-year initial term with three 10-year renewal options
Hard Rock Cincinnati Lease	Hard Rock Entertainment	48.8	Lease Year 7 10/1/25 – 9/30/26	>2.0% / change in CPI(3)	28-year initial term with three 10-year renewal options
CNE Gold Strike Lease	Cherokee Nation Entertainment	43.3	Lease Year 5 5/1/26 – 4/30/27	2% in years 2-10; >2% / change in CPI thereafter (capped at 3%)	25-year initial term with three 10-year renewal options
EBCI Southern Indiana Lease	Eastern Band of Cherokee Indians	34.5	Lease Year 5 9/1/25 – 8/31/26	>2% / change in CPI(4)	15-year initial term with four 5-year renewal options
Lucky Strike Master Lease	Lucky Strike Entertainment	33.2	Lease Year 3 11/1/25 – 10/31/26	>2% / change in CPI (capped at 2.5%)	25-year initial term with six 5-year renewal options
PURE Master Lease	Affiliate of IGP(5)	C$38.8 / US$27.4(2)	Lease Year 4 2/1/26 – 1/31/27	>1.5% / change in Canadian CPI (capped at 2.5%)(6)	25-year initial term(6) with four 5-year renewal options
Foundation Gaming Master Lease	Foundation Gaming	25.4	Lease Year 4 1/1/26 – 12/31/26	>1.5% / change in CPI (capped at 3%)	15-year initial term with four 5-year renewal options
Chelsea Piers Lease	Chelsea Piers	24.3	Lease Year 3 1/1/26 – 12/31/26	1.50%	32-year initial term with one 10-year extension option

(1) Reflects a portion of rent paid in CAD with respect to the Century Canadian Portfolio, which has a current annual base rent of C$18.0 million (US$12.7 million). (2) Assumes an exchange rate of C$1:00:US$0.70 as of June 30, 2026. (3) If the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year. (4) The EBCI Southern Indiana Lease is subject to a variable rent component in Lease Years 8 and 11. (5) IGP is a gaming partnership established by five institutional Nova Scotia-based First Nations to acquire gaming assets in North America. (6) In connection with the Gamehost real estate acquisition (see page 21 for additional details), C$16.1 million of rent will not escalate until February 1, 2028, at which point it will escalate at 1.0%. Thereafter, such rent will escalate in line with the PURE Master Lease terms outlined herein. The initial term of the lease was reset upon closing such that the lease has a full 25-year initial term remaining starting in 2026.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

20

21Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA RECENT INVESTMENT ACTIVITY (1) Based on applicable exchange rate at the time of the transaction closing. (2) Transaction size at the time of announcement. (3) The holding company owns all of the gaming and operating assets of Golden Entertainment. (4) Reflects 2% escalation that occurred on May 1, 2026. Property / Loan Announcement Date Closing Date Transaction Size Rent Tenant / Borrower Recently Completed Transactions Gamehost Real Estate Acquisition 3/30/2026 6/24/2026 C$200.6 million / USD$141.0 million(1) C$16.1 million / USD$11.3 million(1) Affiliate of IGP Club Med St. Croix Build-to-Suit 6/15/2026 6/12/2026 $75.5 million -- Club Med SAS Golden Entertainment Sale-Leaseback 11/6/2025 4/30/2026 $1.16 billion(2) $87.0 million Holding company owned and controlled by Blake L. Sartini(3) Clairvest Northfield Park Lease 10/16/2025 4/21/2026 N/A $54.0 million(4) Affiliate of funds managed by Clairvest One Beverly Hills Construction Financing 3/23/2026 3/23/2026 $1.5 billion N/A Cain

RECENT CAPITAL MARKETS ACTIVITY

Equity Capital Markets

Forward Equity Offering	Shares Sold	Gross Offering Value	Shares Settled	Net Proceeds Received to Date
2025 ATM Sales	7,835,973	$254.2 million	7,835,973	$245.0 million
2024 ATM Sales	12,015,399	$384.6 million	12,015,399	$372.9 million

Debt Capital Markets

Type of Debt	Timing	Coupon Rate	Effective Rate	Gross Proceeds Received	Redemption / Repayment Amt.
Senior Unsecured Notes due May 2025	*Redeemed* April 8, 2025	4.375%	4.375%	-	$500.0 million
Senior Unsecured Notes due June 2025[(1)]	*Redeemed* April 8, 2025	4.625%	4.625%	-	$800.0 million
Senior Unsecured Notes due April 2028	*Issued* April 7, 2025	4.750%	4.750%	$400.0 million	-
Senior Unsecured Notes due April 2035	*Issued* April 7, 2025	5.625%	5.601%[(2)]	$900.0 million	-

(1) In addition to the $799.4 million of MGP OP Notes redeemed on April 8, 2025, redemption amount listed includes $0.6 million of the unexchanged original issue notes that remained outstanding following the closing of the MGP acquisition, which were redeemed on April 26, 2025. (2) Represents the contractual interest rates adjusted to account for the impact of forward-starting interest rate swaps. Refer to Note 8 – Derivatives within our Q2 2026 Form 10-Q for more information.

VICI

Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA

22

GAMING EMBEDDED GROWTH PIPELINE

The descriptions of the Put/Call Agreements and Right of First Refusal / Right of First Offer Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements.

Put / Call Agreements

CAESARS FORUM

Caesars Forum Convention Center: VICI has the right to call the Caesars Forum Convention Center from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale-leaseback transaction until December 31, 2028.

ROFR / ROFO Agreements

Flamingo LAS VEGAS | HORSESHOE LAS VEGAS | Paris | ph planet hollywood RESORT & CASINO · LAS VEGAS | THE LINQ

Las Vegas Strip Assets[1]: VICI has a right of first refusal ("ROFR") to acquire the land and real estate assets of each of the first two of certain specified Las Vegas Strip assets should the properties be sold by Caesars, whether pursuant to an OpCo/PropCo or a WholeCo sale. The first property subject to the ROFR will be one of: Flamingo Las Vegas, Horseshoe Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino. The second property subject to the ROFR will be selected from one of the aforementioned four properties plus The LINQ Hotel & Casino.

HORSESHOE CASINO · BALTIMORE

Horseshoe Casino Baltimore[1][2]: VICI has a ROFR to enter into a sale-leaseback transaction with respect to the land and real estate assets of Horseshoe Baltimore should the property be sold by Caesars.

CAESARS VIRGINIA

Caesars Virginia ROFR[1][2]: VICI has a ROFR to enter into a sale-leaseback transaction with respect to the land and real estate assets associated with the casino resort in Danville, Virginia owned and operated by Caesars and EBCI.

INDIGENOUS GAMING PARTNERS

Indigenous Gaming Partners: VICI has a five-year right of first offer ("ROFO") on future sale-leaseback transactions with IGP. Any additional properties acquired pursuant to the ROFO will be added to the existing master lease for the PURE portfolio.

(1) Caesars does not have a contractual obligation to sell the properties subject to the ROFR Agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements and VICI will make an independent financial decision whether to purchase the properties. (2) Subject to any consent required from Caesars' applicable joint venture partners.

VICI
Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA
23

24Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA OTHER EXPERIENTIAL EMBEDDED GROWTH PIPELINE The descriptions of the Call Agreements and Right of First Refusal / Right of First Offer Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Canyon Ranch Lenox & Canyon Ranch Tucson: VICI has the right to call the real estate assets of each of Canyon Ranch Tucson and Canyon Ranch Lenox at pre-negotiated terms in a sale-leaseback transaction, subject to certain conditions. If the call right(s) are exercised, Canyon Ranch would continue to operate the applicable wellness resort(s) subject to a long-term triple-net master lease with VICI. Call Right Agreements Longer Term Financing Partnerships Canyon Ranch Austin: VICI has the right to call the real estate assets of Canyon Ranch Austin at pre-negotiated terms in a sale-leaseback transaction for up to 24 months following stabilization, subject to certain conditions. If the call right is exercised, Canyon Ranch would continue to operate Canyon Ranch Austin subject to a long-term triple-net lease with VICI. Cabot Citrus Farms: VICI entered into a purchase and sale agreement, pursuant to which VICI will convert a portion of the Cabot Citrus Farms loan into the ownership of certain Cabot Citrus Farms real estate assets and simultaneously enter into a triple-net lease with Cabot that has an initial term of 25 years, with five 5-year tenant renewal options. Canyon Ranch: VICI entered into a right of first financing agreement pursuant to which VICI will have the first right, but not the obligation, to serve as the real estate capital financing partner for Canyon Ranch with respect to the acquisition, build-out and/or redevelopment of future greenfield and build-to- suit wellness resorts. Lucky Strike: VICI has a right of first offer to acquire the real estate assets of any current or future Lucky Strike asset should Lucky Strike elect to enter into a sale-leaseback transaction in the first 8 years of the lease term. Homefield KC and Margaritaville Resort: VICI has the option to call the real estate assets of the new Homefield Showcase Center, new Homefield Baseball Center, Homefield Sports and Training Complex – Olathe, and the Margaritaville Resort Kansas City, subject to certain conditions. If the call right is exercised, all of the properties, including the Margaritaville Resort, would be subject to a single long-term triple net master lease with VICI. Homefield: VICI entered into a ROFR agreement under which VICI has the right to acquire the real estate of any future Homefield properties in a sale- leaseback transaction if Homefield elects to monetize such assets.

ANALYST COVERAGE

Covering Equity Analysts

Firm	Analyst	Phone	Email
Barclays	Rich Hightower	(212) 526-8768	Richard.hightower@barclays.com
BNP Paribas	Nate Crossett	(646) 725-3716	Nate.crossett@us.bnpparibas.com
BofA Securities	Shaun Kelley	(646) 855-1005	Shaun.kelley@bofa.com
Cantor Fitzgerald	Rich Anderson	(929) 441-6927	Richard.anderson@cantor.com
Capital One Securities	Dan Guglielmo	(202) 213-6408	Daniel.guglielmo@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Citizens	Mitch Germain	(212) 906-3537	Mitchell.germain@citizensbank.com
Deutsche Bank	Steven Pizzella	(212) 250-9817	Steven.pizzella@db.com
Evercore ISI	Jim Kammert	(312) 705-4233	James.kammert@evercoreisi.com
Goldman Sachs	Caitlin Burrows	(212) 902-4736	Caitlin.burrows@gs.com
Green Street Advisors	Chris Darling	(949) 640-8780	Cdarling@greenstreet.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Mizuho Securities	Haendel St. Juste	(212) 205-7860	Haendel.st.juste@mizuhogroup.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
RBC	Brad Heffern	(512) 708-6311	Brad.Heffern@rbccm.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wells Fargo	John Kilichowski	(212) 214-5311	John.kilichowski@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Securities	James Kayler	(646) 855-9223	James.f.kayler@bofa.com
CBRE	Colin Mansfield	(702) 932-3812	Colin.mansfield@cbre.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com
Wells Fargo	Kevin McClure	(704) 410-1100	Kevin.mcclure@wellsfargo.com

VICI
Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA
25

26Q2 2026 SUPPLEMENTAL FINANCIAL & OPERATING DATA DEFINITIONS OF NON-GAAP FINANCIAL MEASURES FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as our net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate VICI’s performance. We calculate VICI’s AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, capitalized interest on real estate under development, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other gains (or losses), deferred income tax expenses and benefits, other non-recurring non-cash transactions, and non-cash adjustments attributable to non-controlling interests with respect to certain of the foregoing. We calculate VICI’s Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), current income tax expense and adjustments attributable to non-controlling interests. These non-GAAP financial measures: (i) do not represent VICI’s cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to VICI’s net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (ii i) are not alternatives to VICI’s cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of VICI’s financial results in accordance with GAAP.